SHARE PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 31st day of March, 2006.

AMONG:

INVENTA HOLDING GmbH, a company duly formed under the laws of Germany, with its principal office at Friedrich-List-Allee 10, 41488 Wegberg-Wildenrath, Germany

(hereinafter called the "Vendor")

OF THE FIRST PART

AND:

TRITON RESOURCES, INC., a corporation duly formed under the laws of Nevada with its principal office at 7363 – 146A Street, Surrey, BC, Canada V3S 8Y8

(hereinafter called the "Purchaser")

OF THE SECOND PART

AND:

SKYFLYER TECHNOLOGY GmbH, a company with limited liability duly formed under the laws of Germany with its principal office at Friedrich-List-Allee 10, 41488 Wegberg-Wildenrath, Germany

(hereinafter called the "Company")

OF THE THIRD PART

AND:

PERRY AUGUSTSON of 7363 – 146A Street, Surrey, BC, Canada V3S 8Y8

(hereinafter called the "Principal Shareholder")

OF THE FOURTH PART

WHEREAS:

A. The Purchaser has offered to purchase all of the issued and outstanding shares of the Company;

B. The Vendor has agreed to sell to the Purchaser all of the issued and outstanding shares of the Company held by the Vendor on the terms and conditions set forth herein;

C. In order to induce the Vendor to sell the shares of the Company to the Purchaser, the Principal Shareholder has agreed to sell and transfer to the Vendor certain shares of the Purchaser;

D. In order to record the terms and conditions of the agreement among them the parties wish to enter into this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $1.00 paid by the Purchaser to the Vendor and to the Company, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. INTERPRETATION

1.1 Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

(a)	"Business" means the business in which the Company is engaged, namely:

(i) the development and commercialization of flying device and containment (hanger) technology; and

(ii) any other enterprise that is directly related to the foregoing.

(b)

"Closing Date" means the fifth business day following the day on which the Company delivers the financial statements referred to in Article 5 to the Purchaser or such other date as may be mutually agreed upon by the parties hereto but in any event not more than 60 days from the date of this Agreement.

(c)	"Company Financial Statements" means those unaudited financial statements of the Company, as at October 31, 2005, which are attached as Schedule "A" hereto.

(d)	"Company Shares" means the one share of the capital stock of the Company held by the Vendor, being all of the issued and outstanding shares of the Company.

(e)	“Patents” means the patent applications described in Schedule “I“ hereto.

(f)	"Principal Shares" means the 39,000,000 presently issued restricted common shares of the Purchaser held by the Principal Shareholder to be transferred to the Vendor as described in paragraph 2.4.

(g)	"Purchaser Audited Financial Statements" means those audited financial statements of the Purchaser as at October 31, 2005, attached as Schedule “B” hereto.

(h)	"Purchaser Financial Statements" means, collectively, the Purchaser Audited Financial Statements and the Purchaser Unaudited Financial Statements.

(i)	"Purchaser Shares" means those fully paid and non-assessable shares in the common stock of the Purchaser to be issued by the Purchaser to the Vendor as set out in Article 2.

(j)	“Purchaser Unaudited Financial Statements” means those unaudited financial statements of the Purchaser as at January 31, 2006, attached as Schedule “C” hereto.

(k)	“Securities Act” means the United States Securities Act of 1933.

1.2 All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

1.3 The following schedules are attached to and form part of this Agreement:

Schedule A - Company Financial Statements
Schedule B – Purchaser Audited Financial Statements
Schedule C - Purchaser Unaudited Financial Statements
Schedule D - Employment, Service & Pension Agreements of the Company
Schedule E - Real Property & Leases of the Company
Schedule F - Encumbrances on the Company's Assets
Schedule G - Company Litigation
Schedule H - Purchaser Litigation
Schedule I - Patents of the Company
Schedule J – Agreement and Deed of Transfer

2. SHARE EXCHANGE AND PURCHASE OF SHARES

2.1 The Vendor hereby covenants and agrees to sell, assign and transfer to the Purchaser, and the Purchaser covenants and agrees to purchase from the Vendor, the Company Shares held by the Vendor.

2.2 In consideration for the sale of the Company Shares by the Vendor to the Purchaser, the Purchaser shall allot and issue to the Vendor or its nominees the Purchaser Shares.

2.3 The total number of Purchaser Shares to be allotted and issued by the Purchaser to the Vendor or its nominees shall be 33,000,000 shares.

2.4 In consideration for the Vendor entering into this Agreement and completing the sale of the Company Shares to the Purchaser, the Principal Shareholder agrees to transfer the Principal Shares to the Vendor on the Closing Date at and for an aggregate price of US $9,000.

2.5 The Vendor acknowledges that the Purchaser Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Vendor in accordance with Regulation S of the Securities Act. Any certificates representing the Purchaser Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES AC T OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER

THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

3.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE VENDOR AND THE COMPANY

The Vendor and the Company jointly and severally covenant with and represent and warrant to the Purchaser as follows, and acknowledge that the Purchaser is relying upon such covenants, representations and warranties in connection with the purchase by the Purchaser of the Company Shares:

3.1 The Company has been duly incorporated and organized, is a validly existing company with limited liability and is in good standing under the laws of Germany; it has the corporate power to own or lease its property and to carry on the Business; it is duly qualified as a company with limited liability to do business and is in good standing with respect thereto in each jurisdiction in which the nature of the Business or the property owned or leased by it makes such qualification necessary; and it has all necessary licenses, permits, authorizations and consents to operate its Business in accordance with the terms of its business plan.

3.2 The total share capital of the Company consists of 25,000 Euros, the paid-in capital of the Company consists of 15,000 Euros and the additional paid-in capital of the Company consists of 59,270 Euros.

3.3 The Company Shares owned by the Vendor are owned by it as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

3.4 No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase from the Vendor of any of the Company Shares held by it.

3.5 No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company or of any securities of the Company.

3.6 The Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Purchaser.

3.7 The Company will not, without the prior written consent of the Purchaser, issue any additional shares or ownership interest in the Company from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for or acquire any unissued shares in the capital of the Company or ownership interest in the Company.

3.8 The Company is not a party to or bound by any guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

3.9 The books and records of the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as at the date hereof, and all material financial transactions of the Company relating to the Business have been accurately recorded in such books and records.

3.10 The Company Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities other than increases arising as a result of carrying on the Business in the ordinary and normal course.

3.11 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Company or of any indenture, instrument or agreement, written or oral, to which the Company or the Vendor may be a party.

3.12 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Company and the Vendor, result in the violation of any law or regulation of Germany or of any states in which they are resident or in which the Business is or at the Closing Date will be carried on or of any municipal bylaw or ordinance to which the Company or the Business may be subject.

3.13 This Agreement has been duly authorized, validly executed and delivered by the Company and the Vendor.

3.14 The Business has been carried on in the ordinary and normal course by the Company since the date of the Company Financial Statements and will be carried on by the Company in the ordinary and normal course after the date hereof and up to the Closing Date.

3.15 Except in connection with the real property leases described on Schedule E hereto, no capital expenditures in excess of $5,000 have been made or authorized by the Company since the date of the Company Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by the Company after the date hereof and up to the Closing Date without the prior written consent of the Purchaser.

3.16 Except as disclosed in the Schedules hereto, the Company is not a party to any written or oral employment, service or pension agreement, and, the Company does not have any employees who cannot be dismissed on not more than one months notice without further liability.

3.17 Except as disclosed in the Schedules hereto, the Company does not have outstanding any bonds, debentures, mortgages, notes or other indebtedness, and the Company is not under any agreement to create or issue any bonds, debentures, mortgages, notes or other indebtedness, except liabilities incurred in the ordinary course of business.

3.18 Except as disclosed in the Schedules hereto, the Company is not the owner, lessee or under any agreement to own or lease any real property.

3.19 Except as disclosed in the Schedules hereto, the Company owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, all those assets described in the balance sheet included in the Company Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

3.20 The Company has its property insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date; to the best of the knowledge of the Company and the Vendor, the Company is not in default with respect to any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in due and timely fashion.

3.21 Except as disclosed herein the Company does not have any outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever, including, but not limited to, employment agreements, except.

3.22 Except as provided in the Schedules hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company), pending or threatened against or affecting the Company or affecting the Business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and neither the Company nor the Vendor are aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.23 The Company is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and there are no facts, which, after notice or lapse of time or both, that would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are now in good standing and the Company is entitled to all benefits thereunder.

3.24 The Company has the right to use all of the patents, both domestic and foreign, in relation to the Business as set out in the Schedules hereto.

3.25 To the best of the knowledge of the Company and the Vendor, the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation.

3.26 To the best of the knowledge of the Company and the Vendor, the Company is conducting and will conduct the Business in compliance with all applicable laws, rules and regulations of each jurisdiction in which the Business is or will be carried on, the Company is not in material breach of any such laws, rules or regulations and is, or will be on the Closing Date, fully licensed, registered or qualified in each jurisdiction in which the Company owns or leases property or carries on or proposes to carry on the Business to enable the Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licenses, registrations and qualifications are or will be on the Closing Date valid and subsisting and in good standing and that none of the same contains or will contain any provision, condition or limitation which has or may have a materially adverse effect on the operation of the Business.

3.27 All facilities and equipment owned or used by the Company in connection with the Business are in good operating condition and are in a state of good repair and maintenance.

3.28 Except as disclosed in the Company Financial Statements and salaries incurred in the ordinary course of business since the date thereof, the Company has no loans or indebtedness outstanding which have been made to or from directors, former directors, officers, shareholders and employees of the Company or to any person or corporate body not dealing at arm's length with any of the foregoing, and will not, prior to closing, pay any such indebtedness unless in accordance with budgets agreed in writing by the Purchaser.

3.29 The Company has made full disclosure to the Purchaser of all aspects of the Business and has made all of its books and records available to the representatives of the Purchaser in order to assist the Purchaser in the performance of its due diligence searches and no material facts in relation to the Business have been concealed by the Company or the Vendor.

3.30 There are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company or the Purchaser may become liable on or after the consummation of the transaction contemplated bythis Agreement, other than liabilities which may be reflected on the Company Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Company Financial Statements, none of which has been materially adverse to the nature of the Business, results of operations, assets, financial condition or manner of conducting the Business.

3.31 The Articles, bylaws and other constating documents of the Company in effect with the appropriate corporate authorities as at the date of this Agreement will remain in full force and effect without any changes thereto as at the Closing Date.

3.32 The directors and officers of the Company are as follows:

Name	Position

Manfred Sappok	Managing Director
Dieter Wagels	Managing Director

3.33 The Vendor represents and warrants to the Purchaser and the Principal Shareholder that the Vendor is not a “U.S. Person” as defined by Regulation S of the United States Securities Act of 1933 and is not acquiring the Purchaser Shares for the account or benefit of a U.S. Person.

3.34 The Vendor represents and warrants to the Purchaser that it is acquiring the Purchaser Shares for investment purposes, only, with no present intention of dividing its interest with others or reselling or otherwise disposing of any or all of the Purchaser Shares.

3.35 The Vendor acknowledges that the Vendor was not in the United States at the time the offer to acquire the Purchaser Shares was received it.

4.	COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PRINCIPAL SHAREHOLDER

The Purchaser and the Principal Shareholder covenant with and represent and warrant to the Vendor and the Company as follows and acknowledge that the Vendor is relying upon such covenants, representations and warranties in entering into this Agreement:

4.1 The Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada; it is a reporting issuer under the United States Securities Exchange Act of 1934 and is in good standing with respect to all filings required to be made under such statutes with the United States Securities and Exchange Commission; it has the corporate power to own or lease its properties and to carry on its business as now being conducted by it; and it is duly qualified as a corporation to do business and is in good standing with respect thereto in each jurisdiction in which the nature of its business or the property owned or leased by it makes such qualification necessary.

4.2 The authorized capital of the Purchaser consists of 975,000,000 shares of common stock with a par value $0.001 per share, of which 70,200,000 shares are currently issued and outstanding as fully paid and non-assessable.

4.3 No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Purchaser.

4.4 The Purchaser will not, without the prior written consent of the Vendor, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for any unissued shares in the capital of the Purchaser.

4.5 The directors and officers of the Purchaser are as follows:

Name	Position

Perry Augustson	Director, President, Secretary and Treasurer

4.6 The Purchaser Audited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Purchaser as at the date thereof.

4.7 The Purchaser Unaudited Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Purchaser as of the date thereof and there will not be, prior to the Closing Date, any material increase in such liabilities.

4.8 There have been no material adverse changes in the financial position or condition of the Purchaser or damage, loss or destruction materially affecting the business or property of the Purchaser since the date of the Purchaser Unaudited Financial Statements except as may be disclosed by the Purchaser in Current Reports on Form 8-K filed with the United States Securities and Exchange Commission.

4.9 The Purchaser has made full disclosure to the Company of all material aspects of the Purchaser's business and has made all of its books and records available to the representatives of the Company in order to assist the Company in the performance of its due diligence searches and no material facts in relation to the Purchaser's business have been concealed by the Purchaser.

4.10 The Purchaser is not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness or any other person, firm or corporation.

4.11 Except as disclosed in the Schedules attached hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Purchaser), pending or threatened against or affecting the Purchaser or affecting the Purchaser's business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Purchaser is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

4.12 The Purchaser's common shares are quoted on the NASD OTC Bulletin Board and the Purchaser is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on the NASD OTC Bulletin Board applicable to the Purchaser or its operations.

4.13 The Purchaser does not currently have any employees and is not party to any collective agreements with any labour unions or other association of employees.

4.14 The Purchaser does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not prior to the Closing Date acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Company.

4.15 The business of the Purchaser now and until the Closing Date will be carried on in the ordinary and normal course after the date hereof and upon to the Closing Date and no material transactions shall be entered into until the Closing Date without the prior written consent of the Vendor.

4.16 No liability, cost or expense will be incurred or payable by the Purchaser in connection with the disposition of any of its properties.

4.17 No capital expenditures in excess of $5,000 have been made or authorized by the Purchaser since the date of the Purchaser Audited Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by the Purchaser after the date hereof and up to the Closing Date without the prior written consent of the Vendor.

4.18 The Purchaser is not indebted to any of its directors or officers nor are any of the Purchaser's directors or officers indebted to the Purchaser.

4.19 The Purchaser has good and marketable title to its properties and assets as set out in the Purchaser Audited Financial Statements and such properties and assets are not subject to any mortgages, pledges, liens, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever or howsoever arising.

4.20 The Corporate Charter, Articles of Incorporation and Bylaws and any other constating documents of the Purchaser in effect with the appropriate corporate authorities as at the date of this Agreement will not have been materially changed as at the Closing Date.

4.21 There are no material liabilities of the Purchaser of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser or the Company may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities which may be reflected on the Purchaser Audited Financial Statements, liabilities disclosed or referred to in this Agreement or in the Schedules attached hereto, or liabilities incurred in the ordinary course of business and attributable to the period since the date of the Purchaser Audited Financial Statements, none of which has been materially adverse to the nature of the Purchaser's business, results of operations, assets, financial condition or manner of conducting the Purchaser's business.

4.22 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or of any indenture, instrument or agreement, written or oral, to which the Purchaser may be a party.

4.23 The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the knowledge of the Purchaser, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which the Purchaser or the Purchaser's business may be subject.

4.24 This Agreement has been duly authorized, validly executed and delivered by the Purchaser.

4.25 The Purchaser has no contracts with any officers, directors, accountants, lawyers or others which cannot be terminated with not more than one month's notice.

4.26 No agreement has been made with Purchaser in respect of the purchase and sale contemplated by this Agreement that could give rise to any valid claim by any person against the Company or the Vendor for a finder's fee, brokerage commission or similar payment.

5. ACTS IN CONTEMPLATION OF CLOSING

5.1 The Company covenants and agrees with the Purchaser and the Principal Shareholder to, prior to or on the Closing Date, deliver to the Purchaser those audited annual financial statements and unaudited interim financial statements of the Company as are required by Item 310 of Regulation SB of the United States Securities and Exchange Commission in order to permit the Purchaser to make the United States Securities and Exchange Commission filings required in respect of the purchase and sale of the shares of the Company in accordance with this Agreement.

6. CONDITIONS OF CLOSING

6.1 All obligations of the Purchaser under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The respective representations and warranties of the Vendor and the Company contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Purchaser pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and the Purchaser shall have received on the Closing Date certificates dated as of the Closing Date, in forms satisfactory to counsel for the Purchaser and signed under seal by the Vendor and by two senior officers of the Company to the effect that their respective representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificates and the closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in Articles 3 and 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Purchaser;

(b)

the Company shall have caused to be delivered to the Purchaser either a certificate of an officer of the Company or, at the Purchaser's election, an opinion of legal counsel acceptable to the Purchaser's legal counsel, in either case, in form and substance satisfactory to the Purchaser, dated as of the Closing Date, to the effect that:

(i)

the Company owns, possesses and has good and marketable title to its undertaking, property and assets, and without restricting the generality of the foregoing, those assets described in the balance sheet included in the Company Financial Statements, free and clear of any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, claims or demands of any nature whatsoever and howsoever arising;

(ii)

the Company has been duly incorporated, organized and is validly existing under the laws of Germany, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to filings with the appropriate governmental authorities;

(iii) the issued and authorized capital of the Company is as set out in this Agreement and all of the issued and outstanding shares have been validly issued as fully paid and non-assessable;

(iv)

all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Company Shares to be duly and validly transferred to and registered in the name of the Purchaser; and

(v)

the consummation of the purchase and sale contemplated by this Agreement, including, but not limited to, the transfer of the Company Shares to the Purchaser, will not be in breach of any laws of Germany , and, in particular but without limiting the generality of the foregoing, the execution and delivery of this Agreement by the Vendor and the Company has not breached and the consummation of the purchase and sale contemplated hereby will not be in breach of any laws of Germany or of any other country or state in which a Vendor is resident or the Company carries on business;

and, without limiting the generality of the foregoing, that all corporate proceedings of the Company, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Purchaser, are material in connection with the transaction of purchase and sale contemplated by this Agreement, have been taken or are otherwise favourable to the completion of such transaction.

(c)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, or financial condition of the Company or the Business (financial or otherwise) from that shown on or reflected in the Company Financial Statements.

(d)	No substantial damage by fire or other hazard to the Business shall have occurred prior to the Closing Date.

(e)	The Company shall have delivered to the Purchaser those financial statements of the Company specified in paragraph 5.1 hereof.

6.2 In the event any of the foregoing conditions contained in paragraph 6.1 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of the Purchaser, the Purchaser may terminate this Agreement by written notice to the Vendor and in such event the Purchaser shall be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by the Purchaser without prejudice to its rights of termination in the event of the non-fulfilment of any other conditions.

6.3 All obligations of the Vendor under this Agreement are subject to the fulfilment, at or prior to the Closing Date, of the following conditions:

(a)

The representations and warranties of the Purchaser contained in this Agreement or in any Schedule hereto or certificate or other document delivered to the Company and the Vendor pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which the information in this Agreement or any such Schedule or certificate is given, and the Vendor shall have received on the Closing Date a certificate dated as of the Closing Date, in a form satisfactory to the Vendor and signed under seal by two senior officers of the Purchaser, to the effect that such representations and warranties referred to above are true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date, provided that the acceptance of such certificate and the closing of the transaction herein provided for shall not be a waiver of the representations and warranties contained in Article 4 or in any Schedule hereto or in any certificate or document given pursuant to this Agreement which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendor.

(b)

The Purchaser shall have caused to be delivered to the Vendor either a certificate of an officer of the Purchaser or, at the Vendor's election, an opinion of legal counsel acceptable to counsel to the Vendor, in either case, in form and substance satisfactory to the Vendor, dated as of the Closing Date, to the effect that:

(i)

the Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to all filings with the appropriate corporate authorities in Nevada and with respect to all annual and quarterly filings with the United States Securities and Exchange Commission;

	(ii)	the issued and authorized capital of the Purchaser is as set out in this Agreement and all issued shares have been validly issued as fully paid and non-assessable;

(iii)

all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Purchaser Warrants to be duly and validly issued to the Vendor and the Purchaser Shares to be duly and validly allotted and issued to and registered in the name of the Vendor;

(iv)

the consummation of the purchase and sale contemplated by this Agreement, including, but not limited to, the issuance and delivery of the Purchaser Shares to the Vendor, in consideration of the purchase of the Company Shares from the Vendor, will not be in breach of any laws of Nevada and, in particular, but without limiting the generality of the foregoing, the execution and delivery of this Agreement by the Purchaser has not breached, and the consummation of the purchase and sale contemplated hereby will not be in breach of, any securities laws of the United States of America;

and, without limiting the generality of the foregoing, that all corporate proceedings of the Purchaser, its shareholders and directors and all other matters which, in the reasonable opinion of counsel for the Company, are material in connection with the transaction of purchase and sale contemplated by this Agreement, have been taken or are otherwise favourable to the completion of such transaction.

(c)

At the Closing Date there shall have been no materially adverse change in the affairs, assets, liabilities, financial condition or business (financial or otherwise) of the Purchaser from that shown on or reflected in the Purchaser Audited Financial Statements.

6.4 In the event that any of the conditions contained in paragraph 6.3 hereof shall not be fulfilled or performed by the Purchaser at or before the Closing Date to the reasonable satisfaction of the Vendor then the Vendor shall have all the rights and privileges granted to the Purchaser under paragraph 6.2, mutatis mutandis.

7. CLOSING ARRANGEMENTS

7.1 The closing shall take place on the Closing Date at the offices of the Vendor at Friedrich-List-Allee 10, 41488 Wegberg-Wildenrath, Germany, or at such other time and place as the parties may mutually agree.

7.2 On the Closing Date, upon fulfilment of all the conditions set out in Article 6 which have not been waived in writing by the Purchaser or by the Vendor, as the case may be, then:

(a)	the Vendor shall deliver to the Purchaser:

(i)

the Agreement and Deed of Transfer in the form attached as Schedule J hereto and such other documents as may be necessary to record the transfer of the Company to the Purchaser in the commercial registry in Moenchengladbach;

	(ii)	the certificates and officer's certificate or opinion referred to in paragraph 6.1; and

	(iii)	evidence satisfactory to the Purchaser and its legal counsel of the completion by the Company and the Vendor of those acts referred to in paragraph 5.1.

(b)	the Vendor and the Company shall cause the Company Shares to be transferred into the name of the Purchaser, or its nominee, to be duly and regularly recorded in the books and records of the Company;

(c)	the Purchaser shall issue and deliver to the Vendor:

(i)

certificates representing the Purchaser Shares duly endorsed with legends, acceptable to the Purchaser's counsel, respecting restrictions on transfer as required by or necessary under the applicable securities legislation of the United States or any state, including, but not limited to, the non-transferability of such shares for a period of one year from the Closing Date;

	(ii)	the certificates and officer's certificate or opinion referred to in paragraph 6.3; and

	(iii)	sequential resignations and directors resolutions such that all of the directors and officers of the Purchaser will have resigned and the following will have been appointed directors and/or officers of the Purchaser immediately following closing:

Name	Position

Rolf Horchler	Director & President
John Boschert	Secretary & Treasurer

(d)	The Principal Shareholder shall deliver to the Vendor the certificates representing all the Principal Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) with all applicable security transfer taxes paid.

8. GENERAL PROVISIONS

8.1 Time shall be of the essence of this Agreement.

8.2 This Agreement contains the whole agreement between the parties hereto in respect of the purchase and sale of the Company Shares and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or s tatutory, other than as expressly set forth in this Agreement.

8.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Purchaser may not assign this Agreement without the consent of the Company which consent may be withheld for any reason whatsoever.

8.4 Any notice to be given under this Agreement shall be duly and properly given if made in writing and delivered or telecopied to the addressee at the address as set out on page one of this Agreement. Any notice given as aforesaid shall be deemed to have been given or made on, if delivered, the date on which it was delivered or, if telecopied, on the next business day after it was telecopied. Any party hereto may c hange its address for notice from time to time by providing notice of such change to the other parties hereto in accordance with the foregoing.

8.5 This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

8.6 This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada, and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

8.7 No claim shall be made by the Company or the Vendor against the Purchaser, or by the Purchaser against the Company or the Vendor, as a result of any misrepresentation or as a result of the breach of any covenant or warranty herein contained unless the aggregate loss or damage to such party exceeds $5,000.

-- INTENTIONALLY LEFT BLANK --

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

INVENTA HOLDING GmbH

/s/ Manfred Sappok
By Its Authorized Signatory

TRITON RESOURCES, INC.

/s/ Perry Augustson
By Its Authorized Signatory

SKYFLYER TECHNOLOGY GmbH

/s/ Dieter Wagels
By Its Authorized Signatory

SIGNED, SEALED AND DELIVERED
BY PERRY AUGUSTSON
in the presence of:

/s/ Christian I. Cu	/s/ Perry Augustson
Signature of Witness	PERRY AUGUSTSON

Christian I. Cu
Name

Suite 1880, Royal Centre
1055 West Georgia Street, Box 11122
Vancouver, BC V6E 3P3
Address

SCHEDULE "A"

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

COMPANY FINANCIAL STATEMENTS

Skyflyer Technology GmbH
(A Development Stage Company)
Balance Sheet

October 31, 2005

ASSETS

Current Assets
Cash and cash equivalents	$11,187
Receivable	0
Other	20,270
Prepaid expenses	0
Deferred tax asset, less valuation allowance of $57,717	-
Total Current Assets	$31,457

Fixed Assets
Capital assets	$19,118
Total Fixed Assets	$19,118

Total Assets	$50,575

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$37,567
Other	994
Total Current Liabilities	$38,561

Contingency (Note 2)

Stockholder’s Equity
Common stock, €25,000 par value; unlimited number of shares authorized,
one share issued and outstanding, not paid 10,000 EUR yet	$19,365
Additional paid in Capital	72,947
Accumulated other comprehensive loss: Foreign currency cumulative
translation adjustment	(1,070)
Deficit accumulated during the development stage	(79,228)
Total Stockholder’s Equity	12,014

Total Liabilities and Stockholder’s Equity	$50,575

The accompanying notes are an integral part of these financial statements.

Skyflyer Technology GmbH
(A Development Stage Company)
Statement of Operations

		Period from
		inception
		(April 14,
		2005) to
		October 31,
		2005

EXPENSES
General and Administration
Personnel Costs		$19,650
Amortization		322
Professional fees/management fees		53,318
Other operating expenses		5,890
Loss before other items and income tax		(79,180)

OTHER ITEMS
Interes expenses		(117)
Interest income		69

Loss before income taxes		(79,228)

Provision for income taxes		-

Net loss	$	(79,228)

Comprehensive loss:
Net loss	$	(79,228)
Foreign currency translation adjustment		(1,070)

Comprehensive loss:	$	(80,298)

Basic and diluted net loss per share	$	(79,228)

Weighted average number of shares of common stock outstanding		1

The accompanying notes are an integral part of these financial statements.

Skyflyer Technology GmbH
(A Development Stage Company)
Statement of Stockholder’s Equity

	Common Stock						Deficit
					Accumulated		Accumulated
			Additional		Other		During	Total
			Paid-in		Comprehensive		Development	Stockholder’s
	Shares	Amount	Capital		Loss		Stage	Equity
Balance, April 14, 2005 (date of inception)	-	$-	$-		$-		$-	$-
Common stock issued for cash at €25,000
per share, April 2005 (paid €15,000)	1	19,365	-		-		-	$19,365
Additional paid in Capital			72,947					72,947
Foreign currency translation adjustment	-	-	-		(1,070)		-	(1,070)
Net loss	-	-	-		-		(79,228)	(79,228)
Balance, October 31,2005	1	$19,365	$72,947-	$	(1,070)	$	(79,228)	$12,014

The accompanying notes are an integral part of these financial statements.

Skyflyer Technology GmbH
(A Development Stage Company)
Statement of Cash Flows

		Period from
		inception
		(April 14,
		2005) to
		October 31, 2005

Cash flows from operating activities
Net loss	$	(79,228)
Amortization		337
Change in assets and liabilities:
Increase in receivable		(20,707)
Increase in prepaid expenses		0
Increase in accounts payable and accrued liabilities		39,392

Net cash used in operating activities		(60,206)

Cash flows from investing activities
Acquisition of capital assets	$	(19,851)

Net cash used in investing activities	$	(19,851)

Cash flows from financing activities
Proceeds from sale and issuing common stock		19,365
Proceeds from additional paid in Capital		72,961

Net cash provided by financing activities		92,326

Effect of foreign currency translation on cash and cash equivalents during the period		(1,082)

Change in cash and cash equivalents for the period		11,187

Cash and cash equivalents, beginning of period		-

Cash and cash equivalents, end of period		$11,187

Cash paid during the period for interest		$-

Cash paid during the period for income taxes		$-

The accompanying notes are an integral part of these financial statements.

SCHEDULE "B"
to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

PURCHASER AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Triton Resources , Inc. (An Exploration Stage Company)

We have audited the accompanying balance sheets of Triton Resources , Inc. (An Exploration Stage Company) as of October 31, 2005 and October 31, 2004 and the related statements of operations, cash flows and stockholders’ equity for the year ended October 31, 2005 and for the period from May 18, 2004 (Date of Inception) to October 31, 2004 and accumulated for the period from May 18, 2004 (Date of Inception) to October 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Triton Resources , Inc. (An Exploration Stage Company) as of October 31, 2005 and October 31, 2004, and the results of its operations and its cash flows for the year ended October 31, 2005 and for the period from May 18, 2004 (Date of Inception) to October 31, 2004 and accumulated for the period from May 18, 2004 (Date of Inception) to October 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues and has accumulated losses since inception and will need additional equity financing to begin realizing its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ “Manning Elliott LLP”

CHARTERED ACCOUNTANTS
Vancouver, Canada
January 10, 2006

Triton Resources , Inc.
(An Exploration Stage Company)
Balance Sheets
(Expressed in US dollars)

		October 31,
		2004
	October 31,	(Restated -
	2005	Note 7)
	$	$
ASSETS
Current Assets
Cash	46,539	73,261
Prepaid expenses	11	–
Total Assets	46,550	73,261

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	7,235	–
Accrued liabilities	4,500	4,250
Due to related parties (Note 3(b))	–	82
Total Liabilities	11,735	4,332
Contingencies and Commitments (Notes 1 and 4)
Stockholders’ Equity
Common Stock, 975,000,000 s hares authorized, $0.001 par value
70,200,000 shares issued and outstanding (Note 5)	70,200	70,200
Additional Paid in Capital	2,800	2,800
Donated Capital (Note 3(a))	13,775	4,775
Accumulated Other Comprehensive Income (Note 7)	2,304	3,000
Deficit Accumulated During the Exploration Stage (Note 7)	(54,264)	(11,846)
Total Stockholders’ Equity	34,815	68,929
Total Liabilities and Stockholders’ Equity	46,550	73,261

(The Accompanying Notes are an Integral Part of These Financial Statements)

Triton Resources , Inc.
(An Exploration Stage Company)
Statements of Operations
(Expressed in US dollars)

	Accumulated
	From		From
	May 18, 2004	For the	May 18, 2004
	(Date of Inception)	Year Ended	(Date of Inception)
	to October 31,	October 31,	to October 31,
	2005	2005	2004
			(Restated – Note 7)
	$	$	$

Revenue	–	–	–

Expenses

Donated services (Note 3(a))	8,750	6,000	2,750
General and administrative	8,478	7,919	559
Mineral property costs (Note 4)	4,646	2,384	2,262
Professional fees	28,520	23,620	4,900
Donated rent (Note 3(a))	4,375	3,000	1,375
Interest income	(505)	(505)	–

Total Expenses	54,264	42,418	11,846

Net Loss	(54,264)	(42,418)	(11,846)

Other Comprehensive Income (Loss)
Foreign currency translation	2,304	(696)	3,000

Comprehensive Loss	(51,960)	(43,114)	(8,846)

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		70,200,000	49,270,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

Triton Resources , Inc.
(An Exploration Stage Company)
Statements of Cash Flows
(Expressed in US dollars)

	Accumulated		From
	From		May 18, 2004
	May 18, 2004	For the	(Date of Inception)
	(Date of Inception)	Year Ended	to October 31,
	to October 31,	October 31,	2004
	2005	2005	(Restated – Note 7)
	$	$	$

Operating Activities

Net loss	(54,264)	(42,418)	(11,846)

Adjustments to reconcile net loss to cash
Donated rent and services	13,775	9,000	4,775

Change in operating assets and liabilities
(Increase) in prepaid expenses	(11)	(11)	–
Increase in accounts payable and accrued liabilities	11,735	7,485	4,250

Net Cash Used in Operating Activities	(28,765)	(25,944)	(2,821)

Financing Activities
Advances from (repayments to) related party	–	(82)	82
Proceeds from issuance of common stock	73,000	–	73,000

Net Cash Flows Provided by (Used in) Financing Activities	73,000	(82)	73,082

Effect of exchange rate changes on cash	2,304	(696)	3,000

Increase (Decrease) in Cash	46,539	(26,722)	73,261

Cash - Beginning of Period	–	73,261	–

Cash - End of Period	46,539	46,539	73,261

Supplemental Disclosures
Interest paid	–	–	–
Income taxes paid	–	–	–

(The Accompanying Notes are an Integral Part of These Financial Statements)

Triton Resources , Inc.
(An Exploration Stage Company)
Statement of Stockholders’ Equity
For the Period from May 18, 2004 (Date of Inception) to October 31, 2005
(Expressed in US dollars)

						Deficit
					Accumulated	Accumulated
			Additional		Other	During the
			Paid-in	Donated	Comprehensive	Exploration
	Shares	Amount	Capital	Capital	Income	Stage	Total
					(Restated –
					Note 7)
	#	$	$	$	$	$	$
Balance – May 18, 2004
(Date of Inception)	–	–	–	–	–	–	–

Issuance of common shares
for cash					–
at $.00008 per share	39,000,000	39,000	(36,000)	–	–	–	3,000
at $.0008 per share	16,250,000	16,250	(3,750)	–	–	–	12,500
at $.004 per share	14,950,000	14,950	42,550	–	–	–	57,500

Foreign currency translation
adjustment	–	–	–	–	3,000	–	3,000

Donated rent and services	–	–	–	4,775	–	–	4,775

Net loss for the period	–	–	–	–	–	(11,846)	(11,846)

Balance – October 31, 2004	70,200,000	70,200	2,800	4,775	3,000	(11,846)	68,929

Foreign currency translation
adjustment	–	–	–	–	(696)	–	(696)

Donated services and
expenses	–	–	–	9,000	–	–	9,000

Net loss for the period	–	–	–	–		(42,418)	(42,418)

Balance – October 31, 2005	70,200,000	70,200	2,800	13,775	2,304	(54,264)	34,815

(The Accompanying Notes are an Integral Part of These Financial Statements)

Triton Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005

1.	Exploration Stage Company

The Company was incorporated in the State of Nevada on May 18, 2004. The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting for Development Stage Enterprises”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at October 31, 2005, the Company has not generated revenues and has accumulated losses of $54,264 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company filed an SB-2 Registration Statement with the United States Securities and Exchange Commission that was declared effective April 25, 2005 to register 31,200,000 shares of common stock for resale by existing shareholders of the Company. The Company did not receive any proceeds from the resale of shares of common stock by the selling stockholders. The Company is currently trading on the United States Over-the-Counter Bulletin Board (OTC BB) under the symbol “TRCS”.

2.	Summary of Significant Accounting Policies

	a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is October 31.

	b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

	c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

	d)	Comprehensive Income

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.

	e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Triton Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005

2.	Summary of Significant Accounting Policies (continued)

	f)	Mineral Property Costs

The Company has been in the exploration stage since its formation on May 18, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units -of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

	g)	Financial Instruments

Financial instruments, which include cash, prepaid expenses, accounts payable and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

	h)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

	i)	Foreign Currency Translation

The Company’s functional currency is the Canadian dollar. The financial statements of the Company are translated to United States dollars under the current rate method in accordance with SFAS No. 52 “Foreign Currency Translation”. Revenues and expenses are translated at the average exchange rate for the period. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income. At October 31, 2005, the indirect exchange rate used was $0.85 and the average for the year ended October 31, 2005 was $0.82.

	j)	Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and SFAS No. 3”. SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29”. The guidance in APB Opinion No. 29, “Accounting for Nonmonetary Transactions”, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Triton Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005

2.	Summary of Significant Accounting Policies (continued)

	j)	Recent Accounting Pronouncements (continued)

In December 2004, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share -based payment transactions. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share -based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin No. 107 (“SAB 107”) to give guidance on the implementation of SFAS 123R. The Company will consider SAB 107 during implementation of SFAS 123R.

3.	Related Party Balances/Transactions

a)

During the year ended October 31, 2005, the Company recognized a total of $6,000 (2004 - $2,750) for donated services at $500 per month and $3,000 (2004 -$1,375) for donated rent at $250 per month provided by the President of the Company. During the year ended October 31, 2004, the President of the Company also contributed organizational and legal costs of $650 on behalf of the Company.

b)

During the year ended October 31, 2004, the President of the Company provided a cash advance of $82 for working capital purposes. The advance was unsecured, non-interest bearing and had no specific terms of repayment. During the year ended October 31, 2005, the Company repaid the $82 owing to the President of the Company.

	c)	During the year ended October 31, 2004, the Company entered into a trust agreement with the President of the Company. Refer to Note 4.

4.	Mineral Properties

The Company entered into an Agreement dated July 5, 2004 to acquire a 100% interest in the Gold Bottom Mining Claim located in the Atlin Mining Division, British Columbia, Canada, in consideration for $2,262. The claims are registered in the name of the President of the Company, who has executed a trust agreement whereby the President agreed to hold the claims in trust on behalf of the Company. In the Province of British Columbia, the recorded holder of a mineral claim is required to perform a minimum amount of exploration work on a claim of CND$100 per unit plus a CND$10 recording fee annually. The mineral claim is twenty units and the Company has agreed to make payments on behalf of the President which are anticipated to be CND$2,200 annually. On June 20, 2005, the Company filed exploration and development work in the amount of CAD$2,000 plus an additional recording fee of CAD$200 with the Province of British Columbia. The claim is now in good standing until June 20, 2006.

Triton Resources, Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
October 31, 2005

5.	Common Stock

On September 30, 2005, the Company increased the number of authorized shares of common stock from 75,000,000 shares to 975,000,000 shares and correspondingly increased the number of issued and outstanding shares on a thirteen for one (13:1) basis. All share amounts have been retroactively adjusted for all periods presented.

6.	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses carried forward totalling $40,489 for tax purposes which expire starting in 2024. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the periods ending October 31, 2005 and 2004, the valuation allowance established against the deferred tax assets increased by $11,400 and 2,400, respectively.

The components of the net deferred tax asset at October 31, 2005 and 2004, the statutory tax rate, the effective tax rate and the amount of the valuation allowance are indicated below:

	2005	2004
	$	$
Net Operating Loss	40,489	7,071
Statutory Tax Rate	34%	34%
Effective Tax Rate	–	–
Deferred Tax Asset	13,800	2,400
Valuation Allowance	(13,800)	(2,400)
Net Deferred Tax Asset	–	–

7.	Restatement

The Company has restated its financial statements as of and for the period ending October 31, 2004. The restatement reflected the change in the accounting for the functional currency of the Company from the US dollar to the Canadian dollar.

The effect of the restatement is as follows:

Balance Sheet:

	October 31,		October 31,
	2004	Adjustment	2004
(As Originally
	Reported)		(Restated)
	(audited)		(audited)
Accumulated Other Comprehensive Income	$ –	$ 3,000	$ 3,000

Statement of Operations:

	From May 18, 2004		From May 18, 2004
	(Date of Inception) to		(Date of Inception) to
	October 31,		October 31,
	2004	Adjustment	2004
(As Originally
	Reported)		(Restated)
	(audited)		(audited)
Net Loss for the Period	$ (8,846)	$ (3,000)	$ (11,846)

SCHEDULE "C"

to that Share Purchase Agreement dated for reference as of the 31st day of March, 2006

PURCHASER UNAUDITED FINANCIAL STATEMENTS

TRITON RESOURCES, INC.

(An Exploration Stage Company)

INTERIM FINANCIAL STATEMENTS

January 31, 2006

(Stated in US Dollars)

(Unaudited)

TRITON RESOURCES, INC.
(An Exploration Stage Company)
INTERIM BALANCE SHEETS
January 31, 2006 and October 31, 2005
(Stated in US Dollars)
(Unaudited)

	January 31,	October 31,
ASSETS	2006	2005

Current
Cash	$39,527	$46,539
Prepaid expenses	11	11

Total Assets	$39,538	$46,550

LIABILITIES

Current
Accounts payable and accrued liabilities	$18,128	$11,735

STOCKHOLDERS’ EQUITY

Common stock
Authorized:
975,000,000 shares authorized - $0.001 par value
70,200,000 (2005: 70,200,000) shares outstanding:	70,200	70,200
Additional paid- in capital	18,825	16,575
Accumulated other comprehensive income	2,317	2,304
Deficit accumulated during the exploration stage	(69,932)	(54,264)

Total Stockholders’ Equity	21,410	34,815

Total Liabilities and Stockholders’ Equity	$39,538	$46,550

SEE ACCOMPANYING NOTES

TRITON RESOURCES, INC.
(An Exploration Stage Company)
INTERIM STATEMENTS OF OPERATIONS
for the three months ended January 31, 2006 and 2005 and
for the period May 18, 2004 (Date of Inception) to January 31, 2006
(Stated in US Dollars)
(Unaudited)

			May 18, 2004
			(Date of
	Three months ended		Inception) to
	January 31,		January 31,
	2006	2005	2006

Revenue	$-	$-	$-

Expenses
Accounting and audit	4,378	2,250	20,278
Bank charges	51	59	247
Consulting – Note 4	1,500	1,500	10,250
Legal fees	7,435	3,000	20,055
Mineral property costs – Note 3	-	637	4,646
Office and miscellaneous	1,604	-	3,527
Rent – Note 4	750	750	5,125
Transfer agent and filing fees	(50)	470	6,309

Net loss for the period before other items	(15,668)	(8,666)	(70,437)

Other items
Interest income	-	185	505

Net loss for the period	(15,668)	(8,481)	(69,932)

Other comprehensive income (loss)
Foreign currency translation adjustment	13	(730)	2,317

Comprehensive loss	$(15,655)	$(9,211)	$(67,615)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	70,200,000	70,200,000

SEE ACCOMPANYING NOTES

TRITON RESOURCES, INC.
(An Exploration Stage Company)
INTERIM STATEMENTS OF CASH FLOWS
for the three months ended January 31, 2006 and 2005 and
for the period May 18, 2004 (Date of Inception to January 31, 2006)
(Stated in US Dollars)
(Unaudited)

			May 18, 2004
			(Date of
	Three months ended		Inception) to
	January 31,		January 31,
	2006	2005	2006

Operating Activities
Net loss for the period	$(15,668)	$(8,481)	$(69,932)
Items not affecting cash
Consulting fees	1,500	1,500	10,250
Rent	750	750	5,125
Legal fees	-	-	650
Change in non-cash working capital items:
Prepaid expenses	-	(11)	(11)
Accounts payable and accrued liabilities	6,393	(2,000)	18,128

Net cash used in operating activities	(7,025)	(8,242)	(35,790)

Financing Activities
Advances from (repayments to) related party	-	(82)	-
Proceeds from issuance of common stock	-	-	73,000

Net cash provided by (used in) financing
Activities	-	(82)	73,000

Effect of exchange rate changes on cash	13	(730)	2,317

Increase (decrease) in cash	(7,012)	(9,054)	39,527

Cash, beginning of the period	46,539	73,261	-

Cash, end of the period	$39,527	$64,207	$39,527

SEE ACCOMPANYING NOTES

TRITON RESOURCES, INC.
(An Exploration Stage Company)
INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY
for the period May 18, 2004 (Date of Inception) to January 31, 2006
(Stated in US Dollars)
(Unaudited)

					Deficit
				Accumulated	Accumulated
			Additional	Other	During the
	*Common Shares		Paid-in	Comprehensive	Exploration
	Number	Par Value	Capital	Income	Stage	Total

Balance, May 18, 2004
(Date of Inception)	-	$-	$-	$-	$-	$-

Issuance of common
shares for cash
-at $0.00008	39,000,000	39,000	(36,000)	-	-	3,000
- at $0.0008	16,250,000	16,250	(3,750)	-	-	12,500
- at $0.004	14,950,000	14,950	42,550	-	-	57,500

Foreign currency
translation adjustment	-	-	-	3,000	-	3,000

Donated services and
expenses	-	-	4,775	-	-	4,775

Net loss for the period	-	-	-	-	(11,846)	(11,846)

Balance, October 31, 2004	70,200,00	70,200	7,575	3,000	(11,846)	68,929

Foreign currency
translation adjustment	-	-	-	(696)	-	(696)

Donated services and
expenses	-	-	9,000	-	-	9,000

Net loss for the period	-	-	-	-	(42,418)	(42,418)

Balance, October 31, 2005	70,200,000	70,200	16,575	2,304	(54,264)	34,815

Foreign currency
translation adjustment	-	-	-	13	-	13

Donated services and
expenses	-	-	2,250	-	-	2,250

Net loss for the period	-	-	-	-	(15,668)	(15,668)

Balance, January 31, 2006	70,200,000	$70,200	$18,825	$2,317	$(69,932)	$21,410

* On September 16, 2005, the Company’s shares were forward split on a 13 new for 1 old basis. The number of shares issued, par value and additional paid-in capital prior to this date have been restated to reflect this forward split.

SEE ACCOMPANYING NOTES

TRITON RESOURCES, INC.
(An Exploration Stage Company)
INTERIM NOTES TO THE FINANCIAL STATEMENTS
January 31, 2006
(Stated in US Dollars)
(Unaudited)

Note 1	Interim Reporting

While information presented in the accompanying interim financial statements is unaudited, it includes all adjustments, which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the Company’s October 31, 2005 audited financial statements. Operating results from the period ended January 31, 2006 are not necessarily indicative of the results that can be expected for the year ending October 31, 2006.

Note 2	Continuance of Operations

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for the next twelve months. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. At January 31, 2006, the Company had not yet achieved profitable operations, has accumulated losses of $69,932 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available.

Note 3	Mineral Property

Gold Bottom Mining Claim

By a mineral property staking and sales agreement dated July 5, 2004, the Company acquired a 100% undivided right, title and interest in and to the Gold Bottom Mining Claim located in the Atlin Mining Division in the province of British Columbia, Canada by the payment of $2,262 (CDN$ 3,000).

Triton Resources, Inc.
(An Exploration Stage Company)
Interim Notes to the Financial Statements
January 31, 2006
(Stated in US Dollars)
(Unaudited) – Page 2

Note 4	Related Party Transactions

During the three months ended January 31, 2006 and 2005, a director of the Company contributed the following:

			May 18, 2004
	Three months		(Date of
	Ended		Inception) to
	January 31,		January 31,
	2006	2005	2006

Consulting fees	$1,500	$1,500	$10,250
Legal fees	-	-	650
Rent	750	750	5,125

	$2,250	$2,250	$16,025

These contributions were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

Note 5	Comparative Figures

Certain of the comparative figures for the three months ended January 31, 2005 and for the period May 18, 2004 (Date of Inception) to January 31, 2006 have been reclassified to conform with the current year’s presentation.

SCHEDULE "D”

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

EMPLOYMENT, SERVICE & PENSION AGREEMENTS OF THE COMPANY

None.

SCHEDULE "E"

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

REAL PROPERTY & LEASES OF THE COMPANY

None.

SCHEDULE "F"

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

ENCUMBRANCES ON THE COMPANY'S ASSETS

None.

SCHEDULE "G"

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

COMPANY LITIGATION

None.

SCHEDULE "H"

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

PURCHASER LITIGATION

None.

SCHEDULE "I"

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

PATENTS OF THE COMPANY

Patent Application for Flying Device more particularly described in applications set out below:

European Patent Application #
03748086.0-2318

International Patent Application
PCT/EP2003/010659

United Arab Emirates Patent Application
No. 156/2005

China Patent Application
No. 03823060.7

Japan Patent Application
No. 2004-540701

Russia Patent Application
No. 2005112724

United States Patent Application
No. 10/525,886

SCHEDULE "J"

to that Share Purchase Agreement
dated for reference as of the 31st day of March, 2006

AGREEMENT AND DEED OF TRANSFER

AGREEMENT AND DEED OF TRANSFER

THIS AGREEMENT AND DEED OF TRANSFER is dated for reference as of the day of , 2006.

BETWEEN:

INVENTA HOLDING GMBH, a company duly formed under the laws of Germany, with its principal office at Friedrich-List-Allee 10, 41488 Wegberg-Wildenrath, Germany

(hereinafter called the "Transferor")

OF THE FIRST PART

AND:

TRITON RESOURCES, INC., a corporation duly formed under the laws of Nevada with its principal office at 7363 – 146A Street, Surrey, BC, Canada V3S 8Y8.

(hereinafter called the "Transferee")

OF THE SECOND PART

THIS DOCUMENT WITNESSES THAT for value received, the receipt and sufficiency of which is hereby acknowledged, the Transferor DOES HEREBY assign to the Transferee all of the Transferor’s shares, rights and interests in Skyflyer Technology GmbH, a limited liability company duly formed under the laws of the Federal republic Germany, registered in the commercial register of the Magistrate Court (Amtsgericht) Mönchengladbach under commercial registration No. HRB 11257, being a 100% ownership interest, free and clear of all liens, charges and encumbrances, and Transferee DOES HEREBY accept such assignment.

1.	The Transferor hereby represents to the Transferee that the Transferor has all necessary authority to execute this Agreement and Deed of Transfer.

2.	The Transferee hereby represents to the Transferor that the Transferee has all necessary authority to execute this Agreement and Deed of Transfer.

3.	The Transferee and the Transferor agree to enter into any other documents and take such further actions as shall be necessary to give effect to this Agreement and Deed of Transfer.

4.

Notwithstanding execution of this document and the transfer of the ownership of Skyflyer Technology GmbH, the representations of the Transferee and the Transferor made in the agreement among the Transferee, the Transferor, Skyflyer Technology GmbH, and Perry Augustson dated for reference as of the 25th day of March, 2006, shall survive this transfer of interest and remain in force and effect.

5.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

INVENTA HOLDING GMBH		TRITON RESOURCES, INC.

Per:
	Deiter Wagels, Managing Director	Per:

Manfred Sappok, Managing Director